Exhibit 99.2

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

EASTMAN NATIONAL BANCSHARES, INC.

Special Meeting of Shareholders October 18, 2017 2:00 p.m. Central Time This Proxy is Solicited on Behalf of the Board of Directors

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided

PROXY – EASTMAN NATIONAL

BANCSHARES, INC.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN THE ENVELOPE PROVIDED ▲

	Please mark your votes like this	X
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” PROPOSAL 1 AND PROPOSAL 2 AND IN THE PROXIES’ DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1 AND “FOR” PROPOSAL 2.

1. EASTMAN MERGER PROPOSAL: To adopt the Agreement and Plan of Reorganization, by and among Equity Bancshares, Inc., ENB Merger Sub, Inc. (“Merger Sub”) and Eastman National Bancshares, Inc. (“Eastman”), pursuant to which Merger Sub will merge with and into Eastman (the “merger”), and approve the merger.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2. EASTMAN ADJOURNMENT PROPOSAL: To approve the adjournment of the Eastman special meeting, if necessary or appropriate, to solicit additional proxies in favor of the Eastman Merger Proposal.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Please mark here if you plan to attend the special meeting:  ☐

Signature                                                                       Signature, if held jointly                                                                Date                     , 2017.

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Special Meeting of Shareholders

to be held October 18, 2017

▲ FOLD HERE ● DO NOT SEPARATE ● INSERT IN THE ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

EASTMAN NATIONAL BANCSHARES, INC.

Special Meeting of Shareholders

October 18, 2017, 2:00 p.m. Central Time

The Special Meeting of Shareholders of Eastman National Bancshares, Inc. will be held on October 18, 2017 at 2:00 p.m., Central Time, at the Downtown Ponca Boardroom located at 222 E. Grand Avenue, Ponca City, Oklahoma 74601. The undersigned acknowledges receipt of the related Notice of Special Meeting of Shareholders and the Proxy Statement/Prospectus, dated September 1, 2017, accompanying this proxy.

The undersigned appoints Mark Detten and Darin Kirchenbauer, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock, par value $0.10 per share, of Eastman National Bancshares, Inc. held of record by the undersigned at the close of business on September 2, 2017 at the Special Meeting of Shareholders of Eastman National Bancshares, Inc. or at any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSAL 1 AND PROPOSAL 2, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued, and to be marked, dated and signed, on the other side)